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                                                                    Exhibit 99.2

                                   CONSENT



       The undersigned hereby consents to being named in the Registration Statement on Form S-1 of GCA Ltd., a Bermuda corporation (the "Company"), filed with the Securities and Exchange Commission on September 2, 1998 (the "Registration Statement"), and any amendments or supplements thereto
(including post-effective amendments), as a person about to become a director of the Company, as set forth in the Registration Statement under the caption "Management -- Executive Officers and Directors."



                                                   /s/ Charles A. Davis
                                                   ---------------------------
                                                   Charles A. Davis